UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): November 5, 2001

Enchira Biotechnology Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21130	04-3078857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 Research Forest Drive The Woodlands, Texas 77381 (Address of principal executive offices and zip code)

(281) 419-7000 (Registrant’s telephone number, including area code)

Item 5. Other Events

On November 5, 2001, Enchira Biotechnology Corporation (the “Company”) issued a press release announcing that it received a final ruling in its arbitration proceeding with Maxygen Inc.  In addition, the press release announced the Company’s new focus on and development of its proprietary Drug Candidate Optimization Platform™ technology and briefly described this new technology.  A more complete description of the Drug Candidate Optimization Platform™ and its related technologies may be found on the Company’s recently updated web site at http://www.enchira.com.

The press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.  Exhibits

Exhibit 99.1            -- Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enchira Biotechnology Corporation

Date: November 6, 2001

By:      /s/ Paul G. Brown, III

Paul G. Brown, III

Vice President, Finance and Administration

and Chief Financial Officer